FOR IMMEDIATE RELEASE	CONTACT:
May 12, 2009	Andrew Zaref, CFO
(212) 716-1977

ATRINSIC REPORTS OPERATING RESULTS FOR THE FIRST QUARTER 2009

First Quarter Highlights

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Revenues of $23.5 million and Adjusted EBITDA of $109 thousand ($0.01 per share) for the three months ended March 31, 2009 as compared to Proforma Revenues of $36.3 million and Proforma Adjusted EBITDA of $1.7 million ($0.09 per share) for the three months ended March 31, 2008.

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Cash, cash equivalents and marketable securities, of $22.9 million and net working capital of $21.8 million available for continued organic growth initiatives, continued share repurchases, and other strategic accretive investments.

New York   (May 12, 2009) - New Motion, Inc., doing business as Atrinsic, (NASDAQ: NWMO), a premier diversified online marketing services company, announced today that revenues for the first quarter of 2009 were $23.5 million compared with $28.7 million in the first quarter of 2008, a decrease of 18%. The decrease in revenue is principally attributed to a decline in the average number of subscribers as compared to the first quarter of 2008. For the three months ended March 31, 2009, Subscription revenues decreased by 60% and revenues from Transactional service offerings increased by 18% when compared to the first quarter of 2008. Notwithstanding the quarter-over-quarter decline in Subscription revenues, the Company is developing and launching new mobile products in the music, games, commerce, and lifestyle categories to support increasing demand for rich media mobile content services.

Operating expenses for the first quarter of 2009 were $25.3 million compared with operating expenses of $29.4 million in the first quarter of 2008, a decrease of approximately $4.0 million. The decrease is primarily attributable to a reduced amount of purchased third party media, a reduction in labor and operating costs and efficiencies gained from the merger with Traffix, Inc. In addition, the Company is carefully monitoring its performance relative to expectations and market conditions to manage its fixed and discretionary customer acquisition, lead generation activities, and other operating expenses.

Net loss for the first quarter of 2009 was ($1.187) million (($0.06) per basic and diluted loss per share) compared with a net loss of ($267) thousand for the first quarter of 2008 (($0.01) per basic and diluted loss per share).

As of March 31, 2009, the Company had $22.9 million of cash, cash equivalents and marketable securities with significant working capital to support future growth, business development initiatives, and capital activities. Pursuant to its previously announced stock repurchase program, which ends May 2009, the Company repurchased 832,392 shares of Common stock during the first quarter of 2009 at a cost of approximately $1.0 million.

Company Goals

During 2008, the Company consummated two significant business combinations and took significant actions to maximize the efficiencies related to those transactions. In addition, management reduced operating expenses, launched numerous operational initiatives, and continued to monitor the marketplace for additional opportunities.

For 2009, some of the Company’s specific goals include:

•
Completing the co-development and implementation of Shopit.com, a leading social commerce application which the Company expects to provide advanced media buying opportunities and associated advertising inventory.

•
Continued development and launch of Kazaa, wherein the Company serves as the exclusive Sales and Marketing partner, expanding the Company’s presence in the music and music related content genre.  During its most recent test period, the Company has been acquiring approximately 500 new subscribers per day.

•	Measured and continued international marketing of the Company's proprietary content offerings.

•
Completion and implementation of the Company's Web 2.0 proprietary online advertising and media buying platform including the implementation of a CPM display network which is currently serving millions of impressions per day.

•	Expanding the Company's mobile and landline (“LEC”) billing platforms, including realization of the benefits of the Company's investment in The Billing Resource, LLC (“TBR”) and other partners.

•	Continued ongoing investments in new and innovative proprietary content including the launch of a new and innovative mobile service.

The business climate is challenging and the Company continues to consolidate operations acquired in its most recent business combinations. In response, the Company is (i) implementing various cost control measures to better align expenses with revenues, (ii) implementing improved technologies and processes to enhance productivity and create competitive advantages, and (iii) eliminating activities that don’t meet current expectations of profitability. It is expected that these cost control measures will reduce reported operating expenses by 20% - 25% annually and consolidate the Company's operations into two facilities.

1 All non-GAAP amounts have been adjusted from comparable GAAP measures. A description of all adjustments and reconciliations to comparable GAAP measures for all periods presented are included within this communication.

About New Motion, Inc. (doing business as Atrinsic)

New Motion, Inc., doing business as Atrinsic, is one of the leading digital advertising and marketing services company in the United States. Atrinsic is organized as a single segment with two principal offerings: (1) Transactional  services - offering full service online marketing and distribution services which are targeted and measurable online campaigns and programs for marketing partners, corporate advertisers, or their agencies, generating qualified customer leads, online responses and activities, or increased brand recognition, and (2) Subscription  services - offering our portfolio of subscription  based content applications direct to users working with wireless carriers and other distributors.

Atrinsic brings together the power of the Internet, the latest in mobile technology, and traditional marketing/advertising methodologies, creating a fully integrated multi platform vehicle for the advanced generation of qualified leads monetized by the sale and distribution of subscription content, brand-based distribution and pay-for-performance advertising. Atrinsic’s content is organized into four strategic content groups - digital music, casual games, interactive contests, and communities/lifestyles. The Atrinsic brands include GatorArcade, a premium online and mobile gaming site, Ringtone.com, a mobile music download service, and iMatchUp, one of the first integrated web-mobile dating services. Feature-rich Network advertising services include a mobile ad network, extensive search capabilities, email marketing, one of the largest and growing publisher networks, and proprietary subscription  content. Services are provided on a variety of pricing models including cost per action, fixed fee, or commission based arrangements.

Availability of Annual Report on Form 10-K

On March 26, 2009, the Company filed its Form 10-K. A copy of the Form 10-K can be obtained at no cost on the SEC’s website, www.sec.gov.  A copy of the Company’s Form 10-K is also available in print at no cost to any Company shareholder upon request.

Forward-Looking Statements

This press release contains “forward-looking” statements based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include the Company’s expectations that it will have sufficient capital resources to enable continued development and growth into the future. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such risks include, among others, risks related to the successful offering of the Company’s products and services; the risk that the anticipated benefits of the Traffix merger or the Ringtone.com acquisition may not be realized and other risks that may impact the Company’s business, some of which are discussed in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on or about the date of this release under the caption “Risk Factors” and elsewhere, including in the Company’s other reports filed from time to time with the SEC. All information in this release is as of May 12, 2009. The Company does not undertake any obligation to update or revise these forward-looking statements to conform to actual results or changes in the Company’s expectations.

Supplemental Disclosure regarding Non-GAAP Measures

EBITDA and Adjusted EBITDA

The following tables set forth the Company’s EBITDA and Adjusted EBITDA for the three months periods ended March 31, 2009 and 2008. The Company defines “EBITDA” and “Adjusted EBITDA” as net income adjusted to exclude the following line items presented in its Statement of Operations: Equity in earnings of investee, noncontrolling interest, income taxes, interest expense, interest and dividend income, net, depreciation and amortization, and in the case of Adjusted EBITDA non-cash equity based compensation. While this non-Generally Accepted Accounting Principles (“GAAP”) measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure is presented below.

The Company uses Adjusted EBITDA, among other things, and possibly with additional adjustments, to evaluate the Company’s operating performance, to value prospective acquisitions, and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides one of several links between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, it is our understanding that this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company has elected to not adjust EBITDA for the impact of the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 “Share-Based Payment” (“FAS 123R”) and the Company has provided what it believes to be relevant supplemental information in this communication for analysis by others to fit their particular needs.

Since EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. EBITDA and Adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As EBITDA and Adjusted EBITDA exclude certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the SEC, the Company provides below a reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable amount reported under GAAP.

Reconciliation of Reported Net Loss
To EBITDA and Adjusted EBITDA
For the Three Months Ending March 31, 2009 and 2008
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31, 2009	March 31, 2008

Net loss attributable to Atrinsic	$(1,187)	$(267)

Reconciliation Items:
Equity in loss of Investee	85	-
Net loss attributable to noncontrolling interest	(18)	(29)
Income taxes	(670)	(174)
Other expense (income)	(1)	130
Interest expense (income) and dividends, net	4	(285)
Depreciation and amortization	1,555	565

EBITDA	$(232)	$(60)

Non-cash equity based compensation	$341	$694

Adjusted EBITDA	$109	$634

Diluted Adjusted EBITDA per Common Share	$0.01	$0.03

Condensed Pro Forma Summary

The following table sets forth the Company’s Condensed Proforma results for the three month period ended March 31, 2008. The following pro forma consolidated amounts give effect to the merger with Traffix, Inc. on February 4, 2008 and the acquisition of Ringtone.com on June 30, 2008 with both being accounted for by the purchase method of accounting as if they had occurred as of the beginning of the periods presented. The pro forma consolidated results are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results. The Consolidated Statement of Operations for the three months ending March 31, 2009 is presented for comparative purposes.

Pro Forma Consolidated Statement of Operations
For the Three Months Ending March 31, 2009 and 2008
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2009 (Actual)	2008 (Proforma)
Net revenues	$23,548	$36,307

Operating expense net of interest and other expense	25,405	36,050

Income taxes	(670)	(174)

Net Proforma (Loss) Income	$(1,187)	$431

Basic and Diluted earnings per share	$(0.06)	$0.02

Pro Forma EBITDA and Adjusted EBITDA

The following table sets forth pro forma EBITDA and pro forma Adjusted EBITDA amounts after giving effect to the merger with Traffix, Inc. on February 4, 2008 and the acquisition of Ringtone.com on June 30, 2008 as if they had occurred as of the beginning of the periods presented. The pro forma consolidated results are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results. EBITDA and Adjusted EBITDA for the three months ending March 31, 2009 are presented for comparative purposes.

Reconciliation of Pro Forma Net Income/(Loss)
To Pro Forma EBITDA and Pro Forma Adjusted EBITDA
For the Three Months Ending March 31, 2009 and 2008
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2009 (Actual)	2008 (Proforma)
Pro Forma Net loss	$(1,187)	$431

Reconciliation Items:
Equity in loss of Investee	85	-
Net loss attributable to noncontrolling interest	(18)	(29)
Income taxes	(670)	(174)
Other expense (income)	(1)	35
Interest expense (income) and dividends, net	4	(162)
Depreciation and amortization	1,555	936

Pro Forma EBITDA	$(231)	$1,037

Non-cash equity based compensation	341	694

Adjusted Pro Forma EBITDA	$109	$1,731

Diluted Pro Forma Adjusted EBITDA per Common Share	$0.01	$0.09

NEW MOTION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Dollars in thousands, except per share data)

	March 31, 2009	December 31, 2008

ASSETS
Current Assets
Cash and cash equivalents	$22,646	$20,410
Marketable securities	243	4,245
Accounts receivable, net of allowance for doubtful accounts of $3,926 and $2,938	15,110	16,790
Income tax receivable	2,891	2,666
Prepaid expenses and other current assets	4,847	3,686

Total Currents Assets	45,737	47,797

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $1,597 and $1,435	3,500	3,525
GOODWILL	11,981	11,075
INTANGIBLE ASSETS, net of accumulated amortization of $7,074 and $5,683	11,117	12,508
INVESTMENTS, ADVANCES AND OTHER ASSETS	4,314	3,858

TOTAL ASSETS	$76,649	$78,763

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable	$10,598	$7,194
Accrued expenses	9,862	13,941
Note payable	1,881	1,858
Deferred revenue and Other current liabilities	1,613	1,121

Total Current Liabilities	23,954	24,114

STOCKHOLDERS' EQUITY
Common stock - par value $.01, 100,000,000 authorized, 23,032,000 and 22,992,280 shares issued at 2009 and 2008, respectively; and, 20,290,682 and 21,083,354 shares outstanding at 2009 and 2008, respectively.	230	230
Additional paid-in capital	177,563	177,347
Accumulated other comprehensive loss	(312)	(286)
Common stock, held in treasury, at cost, 2,741,318 shares	(4,992)	(4,053)
Accumulated deficit	(120,036)	(118,849)

Total New Motion's Stockholders' Equity	52,453	54,389

NONCONTROLLING INTEREST	242	260

TOTAL EQUITY	52,695	54,649

TOTAL LIABILITIES AND EQUITY	$76,649	$78,763

NEW MOTION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008

Subscription	$5,377	$13,282
Transactional	18,171	15,456
NET REVENUES	23,548	28,738

OPERATING EXPENSES
Cost of media-third party	15,475	20,070
Product and distribution	2,254	2,362
Selling and marketing	2,785	1,951
General and administrative and other operating	3,266	4,415
Depreciation and amortization	1,555	565
	25,335	29,363

LOSS FROM OPERATIONS	(1,787)	(625)

OTHER (INCOME) EXPENSE
Interest income and dividends	(46)	(292)
Interest expense	50	7
Other (income) expense	(1)	130
	3	(155)

LOSS BEFORE TAXES AND EQUITY IN LOSS OF INVESTEE	(1,790)	(470)

INCOME TAXES	(670)	(174)

NET LOSS	(1,120)	(296)

EQUITY IN LOSS OF INVESTEE, AFTER TAX	85	-

LESS : NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST, AFTER TAX	(18)	(29)

NET LOSS ATTRIBUTABLE TO NEW MOTION, INC	$(1,187)	$(267)

NET LOSS ATTRIBUTABLE TO NEW MOTION, INC PER SHARE
Basic	$(0.06)	$(0.01)
Diluted	$(0.06)	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	20,790,942	18,932,871
Diluted	20,790,942	18,932,871

NEW MOTION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2008

Cash Flows From Operating Activities
Net loss	$(1,187)	$(267)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Allowance for doubtful accounts	988	(5)
Depreciation and amortization	1,555	565
Stock-based compensation expense	341	694
Net loss on sale of marketable securities	-	53
Deferred income taxes	(863)	180
Net Loss attributable to noncontrolling interest	(18)	(29)
Equity in loss of investee	153	-
Changes in operating assets and liabilities of business, net of acquisitions:
Accounts receivable	1,179	1,767
Prepaid income tax	(225)	(202)
Prepaid expenses and other current assets	(593)	(527)
Accounts payable	3,404	568
Other, principally accrued expenses	(5,010)	449
Net cash used in operating activities	(276)	3,246

Cash Flows From Investing Activities
Purchases of marketable securities	-	(4,972)
Proceeds from sales of marketable securities	4,000	7,706
Business combinations	-	10,575
Capital expenditures	(214)	(383)
Cash paid for investments and other advances	(309)	-
Net cash provided by investing activities	3,477	12,926

Cash Flows From Financing Activities
Repayments of notes payable	(20)	(171)
Purchase of common stock held in treasury	(939)	-
Proceeds from exercise of options	-	36
Net cash used in financing activities	(959)	(135)

Effect of exchange rate changes on cash and cash equivalents	(6)	(92)

Net Increase In Cash and Cash Equivalents	2,236	15,945
Cash and Cash Equivalents at Beginning of Year	20,410	987
Cash and Cash Equivalents at End of Year	$22,646	$16,932

SUPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash (paid) for interest	$(4)	$(7)
Cash (paid) refunded for taxes	$(264)	$(900)